Highly Focused, Above Average Growth Bank Holding Company Investor Presentation April, 2018 NYSE: CUBI Member FDIC

2 Q1 2018 Key Financial Results (1) The year over year change in Community Business Banking Segment EPS and Net Income Available to Common is presented on an adjusted, non-GAAP basis to reflect adjustments in the year-ago period. Refer to reconciliation schedules at the end of this document (2) Tangible book value is a non-GAAP measure; refer to reconciliation at the end of this document (3) 2018 and 2019 consensus EPS estimates of $2.72 and $3.27 were sourced from SNL Valuation (3) April 25 Price $29.80 P/E 2018 11.0x P/E 2019 9.11x P/TBV 1.37x GAAP Consolidated Community Business Banking Segment Diluted Earnings Per Share (EPS) $0.64 $0.67 YOY Change (1) -4% 16% Net Income Available to Common ($ millions) $20.5 $21.5 YOY Change (1) -7% 14% Tangible Book Value (TBV)(2) $21.74 YOY Change + $0.70 Return on Average Assets (ROAA) 0.95% 1.00% Return on Average Common Equity (ROACE) 11.7% Efficiency Ratio 61% 50%

3 Q1 2018 Consolidated Results Q1 2018 Net Income to Common Shareholders of $20.5 million, and Diluted Earnings Per Common Share of $0.64. • $0.67 of diluted EPS from the Community Business Banking segment • $0.03 of diluted loss from the BankMobile segment, which assumes a 2.8% earnings rate on BankMobile’s low cost deposits (1) Adjusted EPS is a non-GAAP measure; refer to reconciliation at end of this document (2) D&A Catchup refers to the reallocation of depreciation and amortization expense after the decision to retain BankMobile Source: Company data. Total may not equal sum of parts due to rounding GAAP vs. Adjusted EPS(1) $0.67 $0.62 $0.13 $0.55 $0.64 $0.59 $0.58 $0.48 $0.55 $0.64 $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 EP S GAAP EPS Adjusted EPS Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 GAAP EPS $0.67 $0.62 $0.13 $0.55 $0.64 Adjustments: Religare Impairment ($0.05) $0.05 $0.40 $0.00 $0.00 D&A Catchup(2) ($0.03) ($0.03) $0.05 $0.00 $0.00 Securities (Gains) losses $0.00 ($0.06) ($0.10) ($0.01) $0.00 Adjusted EPS $0.59 $0.58 $0.48 $0.55 $0.64

4 Q1 2018 Highlights: Community Business Banking Segment Community Business Banking segment Q1 2018 profits of $21.5 million ($0.67 per diluted share) • YOY adjusted EPS growth of 16%(1) • Q1 ROAA of 1.00% • Segment Efficiency Ratio of 50% Community Business Bank Segment GAAP vs. Adjusted EPS(1) Community Business Banking Segment Income Statement ($ in 000s) (1) A Non-GAAP measure, see reconciliation at the end of this presentation $0.63 $0.73 $0.34 $0.68 $0.67 $0.58 $0.72 $0.64 $0.68 $0.67 $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 EP S Bank Segment Reported Bank Segment Adj Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Net interest income $58,176 $65,879 $65,335 $65,103 $60,637 Provision for loan losses $3,050 $535 $1,874 $179 $1,874 Securities Gains / Impairment ($1,703) $301 ($3,000) $268 $10 Other Non-interest income $7,130 $6,670 $7,190 $7,932 $8,429 Non-interest expense $30,147 $30,567 $33,990 $33,900 $34,331 Income before income tax expense $30,406 $41,748 $33,661 $39,224 $32,871 Income tax expense $6,116 $14,493 $18,999 $13,369 $7,728 Net income $24,290 $27,255 $14,662 $25,855 $25,143 Preferred stock dividends $3,615 $3,615 $3,615 $3,615 $3,615 Net income available to common $20,675 $23,640 $11,047 $22,240 $21,528 Segment EPS $0.63 $0.73 $0.34 $0.68 $0.67 Adjustments: Securities (Gains) losses $0.00 ($0.06) ($0.10) ($0.01) $0.00 Religare ($0.05) $0.05 $0.40 $0.00 $0.00 Segment Adjusted EPS $0.58 $0.72 $0.64 $0.68 $0.67

5 Q1 Highlights and 2018 Outlook Q1 2018 Highlights • Superior expense management offset NIM compression • Pristine credit quality • 6.5% YOY loan growth, driven by 23% growth in C&I lending and 11% in mortgage warehouse • 4.0% YOY decline in total deposits, largely reflecting 26% decline in high cost time deposits, mitigated by 4.2% growth in non-interest bearing demand deposits (+26% at the Community Business Banking Segment) On target to achieve 2018 EPS Guidance of $2.75 to $3.00 from the Community Business Banking Segment • 10% to 15% growth in total assets • FTE net interest margin will likely be at the low end of the 2.70% to 2.80% guided range • Efficiency ratio in the mid to high 40%s • Fee income of approximately $35 million to $40 million • Effective tax rate of approximately 24% • Divestiture of BankMobile on schedule, expected to be completed in Q3 2018 • BankMobile will likely generate a loss of no more than $4 million per quarter until its divestiture On target to achieve $4 of EPS over approximately the next 4 years

Top Strategic Priorities

Customers Bancorp, Inc.

- **Grow and Successfully Divest BankMobile in 2018**
  - Announced on October 19, 2017 plans to spin-off BankMobile to shareholders and then merge BankMobile into Flagship Community Bank
  - Flagship has filed an application with the FDIC for its acquisition of BankMobile's deposits
  - Expect transaction to be completed in Q3 2018
- **Increasing Capital Ratios**
  - We have tempered our balance sheet growth to 10% to 15%
  - We may choose not to replace assets divested with BankMobile to support capital ratios
- **Building financial performance**
  - We are actively taking actions to defend our net interest margin and manage costs to drive ROAA expansion through 2018
  - New long-term incentive plan discussed in this year's proxy incentivizes core deposit funding

6

Q1 2018 NIM:
-12 bps sequentially; -6 bps from Q1 2017

Customers Bancorp, Inc.



Net Interest Income
$62.4
$68.6
$68.0
$68.3
$65.0
3.64%
3.80%
3.77%
3.97%
3.97%
2.73%
2.78%
2.62%
2.79%
2.67%
0.97%
1.09%
1.23%
1.27%
1.39%
Q1 2017
Q2 2017
Q3 2017
Q4 2017
Q1 0218
Net Interest Income
Yield on Interest-Earning Assets
Cost of Interest-Bearing Liabilities
FTE Net Interest Margin (1)

FTE NIM[(1)] narrowed 12 bps sequentially to 2.67%

- ~ 6 bps reduction from lower prepayments
  - Q1 2018 prepayments totaled $575,000 (2 bps benefit) vs. $1.163 million in Q1 2017 (5 bps benefit) and $2.103 million in Q4 2017 (9 bps benefit)
- ~ 6 bps reduction from securities purchases funded with borrowings
- ~ 3 bps benefit from seasonal increase in BankMobile noninterest bearing DDA balances
- ~ 3 bps core reduction from greater increases in funding costs than asset yields

Steps to mitigate core margin pressure

- Q1 2018 securities purchases reduced NIM, although securities partly replaced lower yielding securities sold in 4Q 2017
  - Q1 2018 purchase of $757 million securities with a weighted average yield of 3.37%
  - Q4 2017 sale of $98 million securities with a weighted average yield of 2.91%
- We are significantly limiting originations of loans with yields below 4.5%
- We have implemented compensation plans to incentivize core deposit growth
- We are seeking opportunities to originate higher yielding loans if it can be done without excessive credit risk

(1) The fully taxable equivalent net interest margin (FTE NIM) is a non-GAAP measure, refer to reconciliation at the end of this document
(2) Source: Company data
(3) NII simulation data based on ALM model data and assumes a flat balance sheet with no volume increases or decline

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8 Q1 2018 Loans and Deposits Q1 2018 Total Loans Up 6.5% YOY to $8.8 Billion • The yield on loans increased 2 bps sequentially and 21 bps from Q1 2017 • 23% growth in C&I (excluding commercial loans to mortgage companies) Source: Company data Loan Growth Deposit Growth $0.9 $1.0 $1.3 $1.3 $1.3 $1.1 $2.3 $2.9 $3.2 $3.6 $3.6 $1.3 $2.1 $2.9 $3.5 $3.4 $3.6 $0.3 $0.4 $0.4 $0.3 $0.3 $0.3 4.26% 3.88% 3.76% 3.81% 3.98% 4.10% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% $0 $2 $4 $6 $8 $10 $12 2013 2014 2015 2016 2017 Q1 2018 Yi el d on L oa ns Lo an s ($ in B ill io ns ) Non-Owner Occupied CRE Multi Family loans Commercial Consumer & Residential Yield on Loans $0.5 $0.6 $0.8 $1.3 $1.6 $1.8 $1.3 $2.2 $2.8 $3.2 $3.3 $3.4 $1.1 $1.7 $2.3 $2.8 $1.9 $1.9 0.70% 0.66% 0.64% 0.76% 1.07% 1.14% 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 2014 2015 2016 2017 Q1 2018 Mar-18 Co st o f D ep os it s D ep os it s ($ in B ill io ns ) DDA Money Market & Savings CD's Cost of Deposits Increased Focus on Core Deposit Mix • Time deposits declined $672 million or 26% from Q1 2017 • Community Business Banking Segment non-interest bearing DDAs increased 26% YOY • There has been an effort to let rate sensitive, institutional money market and municipal deposits leave and back fill with relationship-based deposits

9 NPL Source: SNL Financial, Company data. Peer data consists of Northeast and Mid-Atlantic banks and thrifts with comparable size in assets and loan portfolios (excluding banks with large residential mortgage loan portfolios). Industry data includes all commercial and savings banks. Peer and Industry data as of December 31, 2017. Outstanding Loan Quality Portfolio Charge Offs Note: Customers 2015 charge-offs includes 12 bps for a $9 million fraudulent loan 0.68% 0.48% 0.42% 0.45% 0.47% 0.30% 0.19% 0.16% 0.15% 0.15% 0.22% 0.07% 0.19% 0.02% 0.07% 0.03% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% 2013 2014 2015 2016 2017 Q1 2018 Industry Peer Customers Bancorp, Inc. Credit metrics remain better than peers 2.64% 2.06% 1.70% 1.70% 1.30% 1.48% 1.18% 0.92% 0.85% 0.80% 0.60% 0.20% 0.15% 0.22% 0.30% 0.26% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 2013 2014 2015 2016 2017 Q1 2018 Industry Peer Customers Bancorp, Inc.

10 Superior Operating Efficiency and Costs (1) Source: SNL Financial and Company data. Data based on Community Banking Segment unless labeled Consolidated. Peer data consists of Northeast and Mid-Atlantic banks and thrifts with comparable size in assets and loan portfolios (excluding banks with large residential mortgage loan portfolios). Industry data includes SEC reporting banks. Peer and Industry data as of March 31, 2018. Total Operating Costs as a % of Assets (1) 3.26% 3.18% 3.13% 3.08% 2.98% 2.86% 2.64% 2.58% 2.43% 2.56% 2.13% 1.75% 1.48% 1.44% 1.27% 1.35% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 2013 2014 2015 2016 2017 Q1 2018 Industry Peer Customers Bancorp, Inc. Our operating costs as a percentage of assets are 125 bps lower than peers

11 Investment Proposition Highly Focused, Innovative, Relationship Banking Based Commercial Bank Providing; Business bank with a unique private banking service model; over $10 billion in assets and growing Strong Organic Growth, Well Capitalized, Branch Lite Bank in Attractive Markets Highly skilled teams targeting privately held businesses and high net worth families Robust risk management driven business strategy Target market from Boston to Washington DC along Interstate 95, and Chicago Strong Profitability, Growth & Efficient Operations Operating efficiencies offset tighter margins and generate sustainable profitability Community Business Banking segment operating efficiency ratio in the 40’s Target above average ROAA (~1.1%) and ROTCE (>12%) Strong Credit Quality & Low Interest Rate Risk Unwavering underwriting standards Loan portfolio performance consistently better than industry and peers Attractive Valuation April 25, 2018 share price of $29.80, 11.0x street estimated 2018 EPS of $2.72 and 1.37x tangible book value(1) March 31, 2018 tangible book value(1) of $21.74, up 51% since December 2013 with a CAGR of 10% (1) Non-GAAP measure calculated as GAAP total shareholders equity less preferred stock, less goodwill and other intangibles divided by common shares outstanding.

12 Customers Bank Executing On Our Unique High Performing Banking Model

13 Contacts Company: Robert Wahlman, CFO Tel: 610-743-8074 rwahlman@customersbank.com Jay Sidhu Chairman & CEO Tel: 610-301-6476 jsidhu@customersbank.com Bob Ramsey Director of IR and Strategic Planning Tel: 484-926-7118 rramsey@customersbank.com

14 Forward-Looking Statements This presentation, as well as other written or oral communications made from time to time by us, contains forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to future events or future predictions, including events or predictions relating to future financial performance, and are generally identifiable by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “plan,” “intend,” or “anticipate” or the negative thereof or comparable terminology. Forward- looking statements in this presentation include, among other matters, guidance for our financial performance, and our financial performance targets. Forward-looking statements reflect numerous assumptions, estimates and forecasts as to future events. No assurance can be given that the assumptions, estimates and forecasts underlying such forward-looking statements will accurately reflect future conditions, or that any guidance, goals, targets or projected results will be realized. The assumptions, estimates and forecasts underlying such forward-looking statements involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions, which may not be realized and which are inherently subject to significant business, economic, competitive and regulatory uncertainties and known and unknown risks, including the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent Quarterly Reports on Form 10-Q, as such factors may be updated from time to time in our filings with the SEC. Our actual results may differ materially from those reflected in the forward-looking statements. In addition to the risks described under “Risk Factors” in our filings with the SEC, important factors to consider and evaluate with respect to our forward-looking statements include: • changes in external competitive market factors that might impact our results of operations; • changes in laws and regulations, including without limitation changes in capital requirements under Basel III; • changes in our business strategy or an inability to execute our strategy due to the occurrence of unanticipated events; • our ability to identify potential candidates for, and consummate, acquisition or investment transactions; • the timing of acquisition, investment or disposition transactions; • constraints on our ability to consummate an attractive acquisition or investment transaction because of significant competition for these opportunities; • local, regional and national economic conditions and events and the impact they may have on us and our customers; • costs and effects of regulatory and legal developments, including the results of regulatory examinations and the outcome of regulatory or other governmental inquiries and proceedings, such as fines or restrictions on our business activities; • our ability to attract deposits and other sources of liquidity; • changes in the financial performance and/or condition of our borrowers; • changes in the level of non-performing and classified assets and charge-offs; • changes in estimates of future loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; • inflation, interest rate, securities market and monetary fluctuations;

15 Forward-Looking Statements • timely development and acceptance of new banking products and services and perceived overall value of these products and services by users, including the products and services being developed and introduced to the market by the BankMobile division of Customers Bank; • changes in consumer spending, borrowing and saving habits; • technological changes; • our ability to increase market share and control expenses; • continued volatility in the credit and equity markets and its effect on the general economy; • effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; • the businesses of Customers Bank and any acquisition targets or merger partners and subsidiaries not integrating successfully or such integration being more difficult, time-consuming or costly than expected; • material differences in the actual financial results of merger and acquisition activities compared with our expectations, such as with respect to the full realization of anticipated cost savings and revenue enhancements within the expected time frame; • our ability to successfully implement our growth strategy, control expenses and maintain liquidity; • Customers Bank's ability to pay dividends to Customers Bancorp; • risks related to our proposed spin-off of BankMobile and merger of BankMobile into Flagship Community Bank, including: • our ability to successfully complete the transactions and the timing of completion; • the ability of Customers and Flagship Community Bank to meet all of the conditions to completion of the proposed transactions; • The ability of Customers to maintain the planned tax-free of the transaction while also complying with federal and state bank laws, regulations and requirements; • the impact of an announcement of the proposed spin-off and merger on the value of our securities, our business and our relationship with employees and customers; • risks relating to BankMobile, including: • material variances in the adoption rate of BankMobile's services by new students • the usage rate of BankMobile's services by current student customers compared to our expectations;

16 Forward-Looking Statements • the levels of usage of other BankMobile student customers following graduation of additional product and service offerings of BankMobile or Customers Bank, including mortgages and consumer loans, and the mix of products and services used; • our ability to implement changes to BankMobile's product and service offerings under current and future regulations and governmental policies; • our ability to effectively manage revenue and expense fluctuations that may occur with respect to BankMobile's student-oriented business activities, which result from seasonal factors related to the higher-education academic year; • our ability to implement our strategy regarding BankMobile, including with respect to our intent to spin-off and merge or otherwise dispose of the BankMobile business in the future, depending upon market conditions and opportunities; and • BankMobile's ability to successfully implement its growth strategy and control expenses. You are cautioned not to place undue reliance on any forward-looking statements we make, which speak only as of the date they are made. We do not undertake any obligation to release publicly or otherwise provide any revisions to any forward-looking statements we may make, including any forward-looking financial information, to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events, except as may be required under applicable law. This presentation shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Reconciliation of Non-GAAP Measures - Unaudited

Customers Bancorp, Inc.

Customers believes that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our results of operations and financial condition relative to other financial institutions. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our financial results, which we believe enhance an overall understanding of our performance. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP.

The following tables present reconciliations of GAAP to Non-GAAP measures disclosed within this document.

Tangible Book Value per Common Share - Customers Bancorp, Inc. Consolidated ($ in thousands, except per share data)

	Q1 2018	Q1 2017	2017	2016	2015	2014	2013
GAAP -Total Shareholders' Equity	$ 919,088	$ 879,817	$ 920,964	$ 855,872	$ 553,902	$ 443,145	$ 386,623
Reconciling Items:							
Preferred Stock	(217,471)	(217,471)	(217,471)	(217,471)	(55,569)	-	-
Goodwill and Other Intangibles	(17,477)	(17,618)	(16,295)	(17,621)	(3,651)	(3,664)	(3,676)
Tangible Common Equity	$ 684,140	$ 644,728	$ 687,198	$ 620,780	$ 494,682	$ 439,481	$ 382,947
Common shares outstanding	31,466,271	30,636,327	31,382,503	30,289,917	26,901,801	26,745,529	26,646,566
Tangible Book Value per Common Share	$ 21.74	$ 21.04	$ 21.90	$ 20.49	$ 18.39	$ 16.43	$ 14.37
CAGR	10%						

Tangible Common Equity to Tangible Assets - Consolidated Bancorp ($ in thousands)

	Q1 2018	Q1 2017
GAAP - Total Shareholders' Equity	$ 919,088	$ 879,817
Reconciling Items:		
Preferred Stock	(217,471)	(217,471)
Goodwill and Other Intangibles	(17,477)	(17,618)
Tangible Common Equity	$ 684,140	$ 644,728
GAAP - Total Assets	$ 10,769,266	$ 9,906,636
Reconciling Items:		
Goodwill and Other Intangibles	(17,477)	(17,618)
Tangible Assets	$ 10,751,789	$ 9,889,018
Tangible Common Equity to Tangible Assets	6.36%	6.52%

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Reconciliation of Non-GAAP Measures - Unaudited

Customers Bancorp, Inc.

Adjusted Net Income to Common Shareholders - Customers Bancorp, Inc. Consolidated ($ in thousands, not including per share amounts)

	Q1 2018		Q4 2017		Q3 2017		Q2 2017		Q1 2017	
	USD	Per Share	USD	Per Share	USD	Per Share	USD	Per Share	USD	Per Share
GAAP net income to common shareholders	$ 20,527	$ 0.64	$ 18,000	$ 0.55	$ 4,139	$ 0.13	$ 20,107	$ 0.62	$ 22,132	$ 0.67
Reconciling items (after tax):										
Catch-up depreciation/amortization on BankMobile Assets	-	-	-	-	1,765	0.05	(883)	(0.03)	(883)	(0.03)
Loss of deferred tax asset for Religare impairment	-	-	-	-	4,898	0.15	-	-	-	-
Religare impairment - excluding loss of deferred tax asset considered above	-	-	-	-	8,036	0.25	1,758	0.05	(1,786)	(0.05)
Gains on investment securities	(10)	-	(170)	-	(3,356)	(0.10)	(1,942)	(0.06)	-	-
Adjusted net income to common shareholders	$ 20,517	$ 0.64	$ 17,830	$ 0.55	$ 15,482	$ 0.48	$ 19,040	$ 0.58	$ 19,463	$ 0.59

Adjusted Net Income to Common Shareholders - Community Banking Business Segment ($ in thousands, not including per share amounts)

	Q1 2018		Q4 2017		Q3 2017		Q2 2017		Q1 2017	
	USD	Per Share	USD	Per Share	USD	Per Share	USD	Per Share	USD	Per Share
GAAP net income to common shareholders	$ 21,528	$ 0.67	$ 22,240	$ 0.68	$ 11,047	$ 0.34	$ 23,640	$ 0.73	$ 20,675	$ 0.63
Reconciling items (after tax):										
Catch-up depreciation/amortization on BankMobile Assets			-	-	-	-	-	-	-	-
Loss of deferred tax asset for Religare impairment	-	-	-	-	4,898	0.15	-	-	-	-
Religare impairment - excluding loss of deferred tax asset considered above	-	-	-	-	8,036	0.25	1,758	0.05	(1,786)	(0.05)
Gains on investment securities	(10)	-	(170)	-	(3,356)	(0.10)	(1,942)	(0.06)	-	-
Adjusted net income to common shareholders	$ 21,518	$ 0.67	$ 22,070	$ 0.68	$ 20,625	$ 0.64	$ 23,456	$ 0.72	$ 18,889	$ 0.58

Customers Bancorp, Inc. Consolidated - Net Interest Margin, tax equivalent

	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q1 2017
GAAP Net interest income	$ 65,031	$ 68,300	$ 68,019	$ 68,606	$ 62,418
Tax-equivalent adjustment	171	245	203	104	93
Net interest income tax equivalent	$ 65,202	$ 68,545	$ 68,222	$ 68,710	$ 62,511
Average total interest earning assets	$ 9,881,220	$ 9,758,987	$ 10,352,394	$ 9,893,785	$ 9,266,638
Net interest margin, tax equivalent	2.67%	2.79%	2.62%	2.78%	2.73%

18